UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – MAY 29, 2009

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

(866) 515-7069
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mathias Kaiser as Chief Financial Officer

Effective as of May 29, 2009, Mr. Mathias Kaiser has resigned as the Chief Financial Officer of 4C Controls Inc. (the “Company”).  Mr. Kaiser has informed the Company that he has resigned for personal reasons and that he has no disagreements with the Company or management.  Mr. Kaiser has agreed to provide consulting services to the Company to facilitate proper transition of the Company’s books and records to the subsequent chief financial officer.

The Company has not yet appointed a successor chief financial officer.  The Company’s chief financial officer functions shall be performed on an interim basis by Mr. Anastasios Angeloglou, the Group Chief Executive Officer of the Company and all of its operating units, subsidiaries and joint ventures.  Mr. Angeloglou will not receive additional compensation in connection with such supplemental services.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

4C CONTROLS INC.

By:	/s/ Barbara Salz
Name: Barbara Salz
Title: Corporate Secretary

Date:  May 29, 2009